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                          AMERICAN GENERAL CORPORATION
                         1984 STOCK AND INCENTIVE PLAN,
                        RESTATED AS OF FEBRUARY 8, 1994,
                        AS FURTHER AMENDED AND RESTATED
                             AS OF FEBRUARY 1, 1998


     WHEREAS, AMERICAN GENERAL CORPORATION and its shareholders have heretofore adopted the above-captioned stock and incentive plan (the "1994 Plan") for the benefit of certain eligible individuals; and

     WHEREAS, Section 12 of the 1994 Plan allows AMERICAN GENERAL CORPORATION to amend the 1994 Plan (subject to the limitations expressed therein);

     NOW, THEREFORE, the Plan shall be amended effective as of January 20, 1999, as follows:

     1. The following subparagraph (i) shall be added to Section 7 of the 1994 Plan:

       "(i) Reload Options. The Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, provide in an Option Grant Document respecting an Option that, if the Holder pays the costs associated with exercising such Option in shares of Common Stock, upon the date of such payment a new option shall be granted under this Plan or under another available plan. The number of shares of Common Stock subject to such new option shall be equal to the number of shares of Common Stock tendered in payment. The new option shall not be exercisable after the original term of the exercised Option."

     2. As amended hereby, the 1994 Plan is specifically ratified and reaffirmed.


     EXECUTED by the undersigned officer as of January 20, 1999.


                                            AMERICAN GENERAL CORPORATION


                                            By:  /S/ JON P. NEWTON
                                                 Jon P. Newton
                                                 Vice Chairman